UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2016

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street Boston, MA	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Thomas O. Daniel, M.D. as a Director

On March 3, 2016, Zafgen, Inc. (the “Company”) elected Thomas O. Daniel, M.D. to the Board of Directors of the Company (the “Board”) as a Class I director, to serve until the Company’s 2018 annual meeting of stockholders or until his successor is duly elected and qualified.

Dr. Daniel is currently Chairman, Celgene Research. He was President, Research and Early Development, for Celgene Corporation over the preceding nine years. He previously served as Chief Scientific Officer and Director of AmbRx Inc. a privately held biotechnology company delivering unique protein based biotherapeutics, and as Vice President, Research at Amgen Inc. Prior to Amgen’s acquisition of Immunex, Dr. Daniel was Senior Vice President of Discovery Research at Immunex. He is currently a director of Juno Therapeutics, an innovator in the cellular therapy space, and serves as director of FerruMax and PharmAkea, two privately held biopharmaceutical companies. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center and is a member of the Therapeutic Advisory Board of aTyr Pharma, Inc. He also serves as co-chairman of the Biomedical Advisory Council of PhRMA. A nephrologist and former academic investigator, Dr. Daniel was previously the Hakim Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. He conducted research supported by the NIH and the Howard Hughes Medical Institute at UC San Francisco, earned an M.D. from the University of Texas, Southwestern, and completed medical residency at Massachusetts General Hospital.

As a non-employee director, Dr. Daniel will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program upon the Board’s approval. There are no arrangements or understandings between Dr. Daniel and any other person pursuant to which Dr. Daniel was elected as a director, and there are no transactions between Dr. Daniel and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 8, 2016, the Company issued a press release announcing Dr. Daniel’s appointment to the Board as discussed in Item 5.02(d) of this Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Zafgen, Inc. on March 8, 2016, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2016	ZAFGEN, INC.

	By:	/s/ Thomas E. Hughes
Thomas E. Hughes. Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Zafgen, Inc. on March 8, 2016, furnished herewith.

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